UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2007

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California  92802

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.              Other Events

Gregory C. McKhann and Francis Memole, each a Senior Vice President and General Manager of Iteris, Inc. (the “Company”), have entered into stock selling plans intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Messrs. McKhann and Memole have authorized the sale of up to an aggregate of 37,500 shares and 112,496 shares, respectively, of the Company’s common stock under the plans.  The shares subject to the plans relate to stock options held by such officers that will expire in September 2007.  The plans provide for sales of the shares to be acquired upon exercise of the stock options in amounts that vary depending on the price per share of the common stock.  Each of Messrs. McKhann and Memole informed the Company that he did not have knowledge of any material nonpublic information about the Company when he adopted his plan.  All sales under the plans will be publicly disclosed under Rule 16a-3 of the Exchange Act.

Abbas Mohaddes, an Executive Vice President and General Manager of the Company, has terminated his Rule 10b5-1 stock selling plan established in June 2006.  Mr. Mohaddes sold an aggregate of 102,000 shares of the Company’s common stock under the plan.  All sales under the plan were publicly disclosed as required by Rule 16a-3 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 23, 2007

ITERIS, INC.,
a Delaware corporation

By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer